Exhibit 99.1

FOR IMMEDIATE RELEASE	JANUARY 26, 2011

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Mitch Seigle
610-712-5471	408-954-3225
sujal.shah@lsi.com	mitch.seigle@lsi.com
cc11-04
LSI Reports Fourth Quarter and Full-Year 2010 Results
MILPITAS, Calif., January 26, 2011 — LSI Corporation (NYSE: LSI) today reported results for its fourth quarter and full year ended December 31, 2010.
Fourth Quarter and Full-Year 2010 News Release Summary
•	Fourth quarter 2010 revenues of $664 million

•	Fourth quarter 2010 GAAP* net loss of 2 cents per share

•	Fourth quarter 2010 non-GAAP** net income of 14 cents per diluted share

•	Fourth quarter operating cash flows of $112 million

•	Full-year 2010 revenues of $2.6 billion
First Quarter 2011 Business Outlook
•	Projected revenues of $605 million to $635 million

•	GAAP* net (loss)/income in the range of ($0.03) to $0.07 per share

•	Non-GAAP** net income in the range of $0.07 to $0.13 per share

*	Generally Accepted Accounting Principles.

**	Excludes goodwill and other intangible asset impairment, stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, and gain/loss on sale/write-down of investments. It also excludes the income tax effect associated with the above mentioned items.

Fourth quarter 2010 revenues were $664 million, a 4% increase year over year compared to $638 million reported in the fourth quarter of 2009, and compare to $629 million reported in the third quarter of 2010.
Fourth quarter 2010 GAAP* net loss was $13 million or 2 cents per share, compared to fourth quarter 2009 GAAP net income of $65 million or 10 cents per diluted share. Fourth quarter 2010 GAAP results compare to third quarter 2010 GAAP net income of $23 million or 4 cents per diluted share. Fourth quarter 2010 GAAP net income included a net charge of $103 million from special items, consisting primarily of $48 million of net restructuring and other items, $40 million of amortization of acquisition-related items, and $15 million of stock-based compensation expense.
Fourth quarter 2010 non-GAAP** net income was $90 million or 14 cents per diluted share, compared to fourth quarter 2009 non-GAAP net income of $124 million or 18 cents per diluted share. Third quarter 2010 non-GAAP net income was $79 million or 13 cents per diluted share.
Cash and short-term investments totaled approximately $677 million at quarter end. The company completed fourth-quarter purchases of approximately 6 million shares of its common stock for approximately $32 million. In 2010, the company purchased approximately 51 million shares of its common stock for approximately $250 million, completing its repurchase program announced in March, 2010.
“We delivered solid quarterly revenue growth with revenues near the high end of our guidance range, reflecting seasonal strength in our storage systems and storage semiconductor businesses,” said Abhi Talwalkar, LSI president and chief executive officer. “For the full year, our revenues grew substantially, driven by increased enterprise spending for IT infrastructure products that rely on our technology. As economic conditions continue to improve in 2011, we expect to benefit from higher enterprise spending levels and new product ramps with our tier one customers.”
LSI recorded full-year 2010 revenues of $2.57 billion, a 16% increase compared to $2.22 billion in 2009. The company reported 2010 GAAP net income of $40 million or 6 cents per diluted share. Full-year 2010 GAAP results compare to full-year 2009 GAAP net loss of $48 million or 7 cents per share. Full-year 2010 GAAP net income included a net charge of $293 million from special items, consisting primarily of $161 million in the amortization of acquisition-related items, $66 million of stock-based compensation expense, $59 million of restructuring costs, and $7 million of net loss on the sale and write-down of investments.
Non-GAAP net income for 2010 was $333 million or 52 cents per diluted share, compared to 2009 non-GAAP net income of $232 million or 35 cents per diluted share.

Bryon Look, LSI CFO and chief administrative officer, said, “We delivered another quarter of solid operating performance, with operating cash flows growing 36% sequentially to $112 million. For the full year, our operating cash flows were $367 million, up 80% year over year. Our balance sheet further strengthened as we ended the year with $677 million of net cash while remaining debt free. On a full-year basis, our profitability also improved significantly as we continued to focus on making progress toward our business model targets.”
LSI First Quarter 2011 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$605 million to $635 million		$605 million to $635 million

Gross Margin	41.5% — 45.5%	$20 million to $30 million	46.5% — 48.5%

Operating Expenses	$245 million to $265 million	$20 million to $30 million	$225 million to $235 million

Net Other (Loss)/Income	$3 million		$3 million

Tax	Approximately $7 million		Approximately $7 million

Net (Loss)/Income Per Share	($0.03) to $0.07	($0.06) to ($0.10)	$0.07 to $0.13

Diluted Share Count	625 million		625 million
Capital spending is projected to be around $15 million in the first quarter and approximately $60 million in total for 2011.
Depreciation and software amortization is projected to be around $26 million in the first quarter and approximately $105 million in total for 2011.
LSI Conference Call Information
LSI will hold a conference call today at 2 p.m. PST to discuss fourth quarter financial results and the first quarter 2011 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.
Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; and general industry and market conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage and Networking markets. More information is available at www.lsi.com.
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Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.
2.	LSI and the LSI & Design logo are trademarks or registered trademarks of LSI Corporation.
3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	October 3,	December 31,
	2010	2010	2009
Assets
Current assets:
Cash and short-term investments	$676.6	$600.8	$962.1
Accounts receivable, net	326.6	313.9	339.0
Inventories	186.8	220.1	169.3
Prepaid expenses and other current assets	73.8	103.4	115.1

Total current assets	1,263.8	1,238.2	1,585.5

Property and equipment, net	223.2	208.8	219.0
Goodwill and identified intangible assets, net	749.8	807.2	927.9
Other assets	188.1	221.4	235.5

Total assets	$2,424.9	$2,475.6	$2,967.9

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long-term debt	$—	$—	$350.0
Other current liabilities	484.6	499.3	504.4

Total current liabilities	484.6	499.3	854.4

Pension, tax and other liabilities	622.8	599.9	652.4

Total liabilities	1,107.4	1,099.2	1,506.8

Stockholders’ equity:
Common stock and additional paid-in capital	6,004.3	6,003.9	6,149.2
Accumulated deficit	(4,368.5)	(4,355.1)	(4,408.5)
Accumulated other comprehensive loss	(318.3)	(272.4)	(279.6)

Total stockholders’ equity	1,317.5	1,376.4	1,461.1

Total liabilities and stockholders’ equity	$2,424.9	$2,475.6	$2,967.9

LSI CORPORATION
Consolidated Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	October 3,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Revenues	$664,476	$628,984	$637,796	$2,570,047	$2,219,159

Cost of revenues	345,542	319,061	335,792	1,327,734	1,228,776
Purchase accounting effect on inventory	—	—	56	—	4,498
Amortization of acquisition-related intangibles	31,367	31,288	33,448	125,231	135,102
Stock-based compensation expense	2,104	2,109	1,650	8,217	7,382

Total cost of revenues	379,013	352,458	370,946	1,461,182	1,375,758

Gross profit	285,463	276,526	266,850	1,108,865	843,401

Research and development	159,267	158,558	146,526	639,308	580,333
Stock-based compensation expense	6,258	7,714	6,536	30,514	27,979

Total research and development	165,525	166,272	153,062	669,822	608,312

Selling, general and administrative	70,371	69,272	63,239	279,510	260,900
Amortization of acquisition-related intangibles	8,949	8,948	9,123	35,793	36,492
Stock-based compensation expense	6,195	7,135	5,993	27,710	28,622

Total selling, general and administrative	85,515	85,355	78,355	343,013	326,014

Restructuring of operations and other items, net	48,505	3,693	2,286	58,885	38,246

(Loss)/income from operations	(14,082)	21,206	33,147	37,145	(129,171)

Interest expense	—	—	(3,932)	(5,601)	(21,931)
Interest income and other, net	7,701	10,315	4,530	13,848	20,272

(Loss)/income before income taxes	(6,381)	31,521	33,745	45,392	(130,830)
Provision/(benefit) for income taxes	7,020	8,100	(31,081)	5,420	(83,111)

Net (loss)/income	$(13,401)	$23,421	$64,826	$39,972	$(47,719)

Net (loss)/income per share:
Basic	$(0.02)	$0.04	$0.10	$0.06	$(0.07)

Diluted	$(0.02)	$0.04	$0.10	$0.06	$(0.07)

Shares used in computing per share amounts:
Basic	616,809	629,852	654,560	638,998	651,238

Diluted	616,809	633,731	663,237	646,324	651,238

A reconciliation of net (loss)/income on the GAAP basis to non-GAAP net income is included below.

	Three Months Ended			Year Ended
Reconciliation of GAAP net (loss)/income to	December 31,	October 3,	December 31,	December 31,	December 31,
non-GAAP net income:	2010	2010	2009	2010	2009
GAAP net (loss)/income	$(13,401)	$23,421	$64,826	$39,972	$(47,719)

Special items:
a) Stock-based compensation expense — cost of revenues	2,104	2,109	1,650	8,217	7,382
b) Stock-based compensation expense — R&D	6,258	7,714	6,536	30,514	27,979
c) Stock-based compensation expense — SG&A	6,195	7,135	5,993	27,710	28,622
d) Amortization of acquisition-related intangibles — cost of revenues	31,367	31,288	33,448	125,231	135,102
e) Amortization of acquisition-related intangibles — SG&A	8,949	8,948	9,123	35,793	36,492
f) Purchase accounting effect on inventory	—	—	56	—	4,498
g) Restructuring of operations and other items, net	48,505	3,693	2,286	58,885	38,246
h) (Gain)/loss on sale/ write-down of investments, net	—	(4,821)	—	6,779	1,650

Total special items	103,378	56,066	59,092	293,129	279,971

Non-GAAP net income	$89,977	$79,487	$123,918	$333,101	$232,252

Non-GAAP net income per share:
Basic	$0.15	$0.13	$0.19	$0.52	$0.36

Diluted *	$0.14	$0.13	$0.18	$0.52	$0.35

Shares used in computing non-GAAP per share amounts:
Basic	616,809	629,852	654,560	638,998	651,238

Diluted	626,079	633,731	689,317	646,324	658,679

*	In computing non-GAAP diluted earnings per share for three months ended December 31, 2009, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock.

	Three Months Ended			Year Ended
Reconciliation of GAAP to non-GAAP shares used in the calculation	December 31,	October 3,	December 31,	December 31,	December 31,
of diluted per share amounts:	2010	2010	2009	2010	2009
Diluted shares used in per share computation — GAAP	616,809	633,731	663,237	646,324	651,238
Dilutive stock awards	9,270	—	—	—	7,441
Effect of $350 million convertible notes considered dilutive	—	—	26,080	—	—

Diluted shares used in per share computation — non-GAAP	626,079	633,731	689,317	646,324	658,679

LSI CORPORATION
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	October 3,	December 31,	December 31,	December 31,
	2010	2010	2009	2010	2009
Operating activities:
Net (loss)/income	$(13,401)	$23,421	$64,826	$39,972	$(47,719)
Adjustments:
Depreciation and amortization *	65,954	67,450	69,244	266,672	268,162
Stock-based compensation expense	14,557	16,958	14,179	66,441	63,983
Non-cash restructuring of operations and other items, net	45,681	—	—	45,681	690
Gain on redemption of convertible subordinated notes	—	—	—	—	(149)
(Gain)/loss on sale/write-down of investments, net	—	(4,821)	—	6,779	1,529
(Gain)/loss on sale of property and equipment, including assets held-for-sale	(142)	(115)	75	11	(145)
Unrealized foreign exchange (gain)/loss	(2,063)	5,384	986	4,311	1,301
Deferred taxes	3,478	(149)	3,316	3,512	3,063
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	(12,737)	(6,793)	(31,769)	12,357	(34,986)
Inventories	33,348	(28,538)	(13,814)	(17,437)	64,592
Prepaid expenses and other assets	506	7,555	20,197	14,404	68,469
Accounts payable	(11,672)	(9,131)	15,001	(35,213)	8,420
Accrued and other liabilities	(11,869)	10,919	(65,490)	(40,315)	(192,736)

Net cash provided by operating activities	111,640	82,140	76,751	367,175	204,474

Investing activities:
Purchases of debt securities available-for-sale	(20,425)	(23,029)	—	(44,643)	(10)
Proceeds from maturities and sales of debt securities available-for-sale	20,320	14,684	12,932	56,529	90,572
Purchases of other investments	—	—	(4,625)	(316)	(14,159)
Proceeds from sales of other investments	—	9,795	—	9,795	165
Purchases of property, equipment and software	(25,080)	(18,889)	(21,266)	(92,342)	(90,004)
Proceeds from sale of property and equipment	281	360	24	840	2,773
Acquisition of business and companies, net of cash acquired	—	—	—	—	(46,981)
Decrease in non-current assets and deposits	—	—	—	—	13,501
Proceeds from maturity of a note receivable	10,000	—	—	10,000	10,000

Net cash used in investing activities	(14,904)	(17,079)	(12,935)	(60,137)	(34,143)

Financing activities:
Redemption of convertible subordinated notes	—	—	—	(349,999)	(244,047)
Issuance of common stock	18,826	469	8,707	40,883	18,747
Purchase of common stock under repurchase programs	(32,199)	(137,011)	—	(249,942)	—

Net cash (used in)/provided by financing activities	(13,373)	(136,542)	8,707	(559,058)	(225,300)

Effect of exchange rate changes on cash and cash equivalents	(558)	(915)	383	(4,485)	3,959

Net change in cash and cash equivalents	82,805	(72,396)	72,906	(256,505)	(51,010)

Cash and cash equivalents at beginning of period	438,981	511,377	705,385	778,291	829,301

Cash and cash equivalents at end of period	$521,786	$438,981	$778,291	$521,786	$778,291

*	Depreciation of fixed assets and amortization of intangible assets, software, capitalized intellectual property, premiums on short-term investments, debt issuance costs, and accrued debt premium.

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions)
(Unaudited)

	Three Months Ended
	December 31,	October 3,	December 31,
	2010	2010	2009
Semiconductor revenues	$392.5	$390.1	$380.8
Storage Systems revenues	$272.0	$238.9	$257.0
Total revenues	$664.5	$629.0	$637.8
Percentage change in revenues-qtr./qtr. ( a )	5.6%	-1.6%	10.3%
Percentage change in revenues-yr./yr. ( b )	4.2%	8.7%	4.6%

Days sales outstanding	44	45	48
Days of inventory	44	56	41
Current ratio	2.6	2.5	1.9
Quick ratio	2.1	1.8	1.5

Gross margin as a percentage of revenues	43.0%	44.0%	41.8%
R&D as a percentage of revenues	24.9%	26.4%	24.0%
SG&A as a percentage of revenues	12.9%	13.6%	12.3%

Employees ( c )	5,718	5,640	5,397
Revenues per employee (in thousands) ( d )	$464.8	$446.1	$472.7

Selected Cash Flow Information:
Purchases of property and equipment ( e )	$12.3	$11.1	$14.1
Depreciation and amortization ( f )	$25.5	$27.2	$26.2

(a)	Represents a sequential quarterly change in revenues.

(b)	Represents a change in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenues per employee is calculated by annualizing revenues for each quarter presented and dividing it by the number of employees.

(e)	Excludes purchases of software.

(f)	Represents depreciation of fixed assets and amortization of software.